UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 13, 2007

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (3272) 375-125
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On July 13, 2007, BMB Munai, Inc. (the “Company”) completed the private placement of US$ 60 million in principal amount of 5.0 per cent. Convertible Notes due 2012 (the “Initial Notes”) at a price equal to 100% of the principal amount thereof. The Initial Notes and the shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), issuable upon conversion of the Initial Notes have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”). The Company offered and sold the Initial Notes to non-U.S. persons outside of the United States in accordance with Regulation S under the Securities Act and in compliance with the laws and regulations applicable in each country where the placement took place. The net proceeds from the offering, after deducting estimated offering expenses and fees payable by the Company of approximately US$ 3.5 million, were approximately US$ 56.5 million.

The Initial Notes are governed by a Trust Deed, dated July 13, 2007 (the “Trust Deed”), between the Company and BNY Corporate Trustee Services Limited, as trustee. Certain agents in respect of the Initial Notes were appointed pursuant to a Paying and Conversion Agency Agreement, dated July 13, 2007 (the “Agency Agreement”), among the Company, The Bank of New York and BNY Corporate Trustee Services Limited. The descriptions of the Trust Deed, the Agency Agreement and the Initial Notes in this Current Report are only summaries of those documents and are qualified in their entirety by reference to the terms of the Trust Deed, the Agency Agreement and the form of the Initial Notes, copies of which are attached as exhibits to this Current Report.

Pursuant to, and in accordance with the terms of the Trust Deed, the Company has agreed to promptly exchange any and all of the Initial Notes issued in the private placement for a like aggregate principal amount of convertible notes of the Company (the “Exchange Notes”) that will be substantially similar in all material respects to the Initial Notes, including with respect to the terms of the conversion thereof into Common Stock, except that the Exchange Notes will be governed by, and entitled to the benefits of, a New York law-governed trust indenture that will be substantially similar in all material respects to the Trust Deed, except that it:

•

will contemplate the issue of one or more global note(s), that will become eligible to be deposited with a custodian for The Depository Trust Company and/or a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System and Clearstream Banking, société anonyme, upon the date (the “Shelf Registration Statement Effective Date”) on which the Shelf Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the “SEC”),

•	will incorporate such other changes as are necessary to comply with the U.S. Trust Indenture Act of 1939, as amended (the “TIA”), and

•	is eligible for qualification under the TIA.

The Company intends to conduct the exchange outside the United States in accordance with Regulation S under the Securities Act and in compliance with the laws and regulations applicable in each country where the placement took place. The Initial Notes and the Exchange Notes are referred to collectively in this Current Report as the “Notes.”

The Trust Deed contains a financial covenant that requires the Company, subject to certain exceptions relating to corporate acquisitions, to maintain a maximum ratio of net debt to equity. In addition, the Trust Deed contains other customary affirmative and negative covenants, as well as customary events of default.

The Notes constitute direct, unsubordinated and unsecured, interest bearing obligations of the Company. The Notes carry a 5% coupon and have a yield to maturity of 6.25%. Interest on the Notes will be payable in cash semiannually on January 13 and July 13 of each year, beginning January 13, 2008.

The Notes are convertible into Common Stock at the option of each holder beginning on the first to occur of:

•	the tenth business day following the Shelf Registration Statement Effective Date, and

•	July 13, 2008,

and ending on the earlier to occur of:

•	the close of business on June 28, 2012, and

•	if the Note is called for redemption before the maturity date, the close of business on the day which is 10 days before the date fixed for redemption.

The conversion price is U.S.$ 7.2094. The conversion price is subject to subsequent customary adjustments in certain circumstances, including but not limited to a change of control of the Company and certain future equity financings. Notwithstanding any provision which permits or requires adjustment to the conversion price, no adjustment of the conversion price shall be made that would reduce the conversion price below U.S.$ 6.95. The number of shares to be issued upon the exercise of a conversion right will be determined by dividing the principal amount of the Note being converted by the conversion price in effect on the conversion date.

The Notes are callable by the Company at any time on or after July 13, 2010 at a price equal to 104% of the principal amount thereof plus any accrued and unpaid interest to the date fixed for redemption, subject to the Common Stock price trading at least 30% above the conversion price then in effect. Holders of the Notes will have the right to require the Company to redeem all or a portion of their Notes:

•	on July 13, 2010 at a price equal to 104% of the principal amount thereof plus any accrued and unpaid interest to the date fixed for redemption;

•

at a price equal to 110% of the principal amount thereof plus any accrued and unpaid interest to the date fixed for redemption if the Company fails to meet certain deadlines with respect to the filing and effectiveness of the Shelf Registration Statement (as defined below); or

•	at an adjustable price based on the time the Note is outstanding if there is a change of control of the Company.

Unless previously redeemed, converted or purchased and cancelled, the Notes will be redeemed by the Company at a price equal to 107.2% of the principal amount thereof on July 13, 2012.

On or prior to July 13, 2010, in the event of a change of control of the Company, the holder of the Notes will be entitled to a decreasing cash premium payment from the Company in the event that they exercise their conversion right following such change of control. Shares of Common Stock issued upon conversion of the Notes will rank pari passu in all respects with other Common Stock in issue on the date of conversion.

Under the Registration Rights Agreement, dated July 13, 2007 (the “Registration Rights Agreement”), between the Company and Bayerische Hypo-und Vereinsbank AG, as bookrunner (“HVB”), the Company has agreed to keep effective a registration statement in respect of the Exchange Notes and the underlying shares of Common Stock issuable upon the conversion of the Notes (collectively, the “Covered Securities”), until such time as all Covered Securities:

•	have been effectively registered under the Securities Act and disposed of in accordance with the registration statement relating thereto;

•	may be resold without restriction pursuant to Rule 144(k) under the Securities Act or any successor provision thereto;

•

(A) are not subject to the restrictions imposed by Rule 903(b)(3)(iii) under the Securities Act or any successor provision thereto and (B) may be resold pursuant to Rule 144 under the Securities Act or any successor provision thereto without being subject to the restrictions imposed by paragraphs (e), (f) and (h) of Rule 144 under the Securities Act or any successor provisions thereto; provided that the requirements set forth in paragraph (c) of Rule 144 under the Securities Act or any successor provision thereto are met as of such date; or

•	have been publicly sold pursuant to Rule 144 under the Securities Act or any successor provision thereto.

Under the Registration Rights Agreement, the Company is required to prepare and file, as soon as practicable but in any event within 100 days after July 13, 2007, a shelf registration statement (the “Shelf Registration Statement”) with the SEC registering the resale of the Covered Securities by the holders thereof. The Company is also required to use its best efforts to cause the Shelf Registration Statement to become effective under the Securities Act as promptly as possible, but in any event within 200 days after July 13, 2007. The Company will be required to pay additional interest to the holders of Covered Securities if and for so long as the Company fails to meet these deadlines. The description of the Registration Rights Agreement in this Current Report is only a summary of the Registration Rights Agreement and is qualified in its entirety by reference to the terms of the Registration Rights Agreement, a copy of which is attached as an exhibit to this Current Report.

The Initial Notes were placed pursuant to a Placement Agreement, dated July 4, 2007 between the Company and HVB (the “Placement Agreement”). Pursuant to the Placement Agreement, HVB undertook to use it reasonable efforts to procure subscribers for the Initial Notes. In exchange, the Company agreed to pay HVB:

•	a base fee of 3.75% of the aggregate principal amount of the Initial Notes;

•	a success fee of 0.8 % of the aggregate principal amount of the Initial Notes; and

•	HVB expenses up to £5,000.

The Company also agreed to pay all trustee expenses and transaction costs and expenses incurred in connection with this transaction. No additional fees will be paid to HVB in connection with the issuance of the Exchange Notes.

The description of the Placement Agreement is only summary of the Placement Agreement and is qualified in its entirety by reference to the terms of the Placement Agreement, a copy of which is attached as an exhibit to this Current Report.

Other than in respect of the Placement Agreement, the Registration Rights Agreement, the Trust Deed and/or the Agency Agreement, neither the Company, nor any of its affiliates has a material relationship with BNY Corporate Trustee Services Limited, The Bank of New York or HVB.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 4.1	Trust Deed, dated July 13, 2007, between BMB Munai, Inc. and BNY Corporate Trustee Services Limited relating to U.S. $60,000,000 5.0 per cent. Convertible Notes Due 2012

Exhibit 4.2	Registration Rights Agreement, dated July 13, 2007, between BMB Munai, Inc. and Bayerische Hypo-und Vereinsbank AG

Exhibit 4.3	Paying and Conversion Agency Agreement, dated July 13, 2007, between BMB Munai, Inc., The Bank of New York and BNY Corporate Trustee Services Limited

Exhibit 4.4	Form of 5.0 per cent. Convertible Note due 2012 (included in Exhibit 4.1 hereto)

Exhibit 10.1	Placement Agreement dated July 13, 2007, between BMB Munai, Inc. and Bayerische Hypo-und Vereinsbank AG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Date: July 19, 2007	By:	/s/ Adam R. Cook
Adam R. Cook, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Trust Deed, dated July 13, 2007, between BMB Munai, Inc. and BNY Corporate Trustee Services Limited relating to U.S. $60,000,000 5.0 per cent. Convertible Notes Due 2012

4.2	Registration Rights Agreement, dated July 13, 2007, between BMB Munai, Inc. and Bayerische Hypo-und Vereinsbank AG

4.3	Paying and Conversion Agency Agreement, dated July 13, 2007, between BMB Munai, Inc., The Bank of New York and BNY Corporate Trustee Services Limited

4.4	Form of 5.0 per cent. Convertible Note due 2012 (included in Exhibit 4.1 hereto)

10.1	Placement Agreement dated July 13, 2007, between BMB Munai, Inc. and Bayerische Hypo-und Vereinsbank AG